Luxfer Holdings PLC Announces 2019 Third Quarter Financial Results

Third Quarter 2019 Summary
(based on year-over-year comparisons unless otherwise noted)

•	Net sales of $107.1 million decreased 17.0%, including a 2.3% unfavorable impact from currency rates and a 3.4% decrease due to the divestiture of the Czech recycling operations

•	GAAP EPS of $0.21, including $5.3 million in restructuring and exceptional expenses, decreased 52%; adjusted EPS of $0.36 decreased 25%

•	GAAP net income of $5.8 million decreased 52.5%; adjusted net income of $10.0 million decreased 25.4%

•	Adjusted EBITDA of $16.7 million decreased 27.4%; adjusted EBITDA margin of 15.6% decreased 220 basis points

•	2019 FY EPS guidance lowered to $1.41 -$1.47, compared to prior guidance of $1.66 - $1.72

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the third quarter of 2019, which ended September 29, 2019. Financial results for all periods are presented in U.S. GAAP, as the Company became an SEC domestic issuer as of January 1, 2019.

Third Quarter 2019 Results

Consolidated net sales decreased 17.0% to $107.1 million from $129.1 million year-over-year. Excluding the $4.4 million divestiture of the Czech recycling operation, core sales decreased 14.1%, including the unfavorable foreign currency exchange impact of $2.8 million, or 2.3%. The decrease in sales is primarily due to lower shipments of SoluMag® magnesium alloy products used in fracking applications, a decline in Superform sales, and a general slowdown in Luxfer’s industrial end market. Sales growth in Luxfer’s defense end market and alternative fuel products partially offset these decreases.

GAAP net income was $5.8 million, or $0.21 per diluted share, compared with net income of $12.2 million, or $0.44 per diluted share, for the prior year. Results include $2.6 million in restructuring expenses related to the Company’s transformation plan and a $2.7 million charge relating to the final remediation of a legacy environmental issue at Luxfer’s Manchester, UK site, compared to restructuring expenses of $1.1 million in third quarter 2018.

Adjusted net income decreased to $10.0 million from $13.4 million for the same period a year ago. Adjusted diluted earnings per share decreased 25.0% to $0.36 from $0.48 a year ago. Adjusted EBITDA was $16.7 million, compared to $23.0 million in third quarter 2018. Adjusted EBITDA margin of 15.6% decreased 220 basis points from 17.8% in the third quarter of 2018.

“Luxfer’s third quarter results didn’t meet our expectations as our industrial sales fell sharply, impacted by reduced demand in our SoluMag® product line, further exacerbated by tough comps given record revenue in the third quarter of 2018. In addition, unprecedented storm-related flooding impacted our operations at our Granite City, Illinois plant. While the macro environment remains challenging, we are making solid progress on our transformation plan, which we expect to deliver $24 million in net cost savings by 2021. Given industrial market softness, we are accelerating our cost savings initiatives and increasing our focus on growing end markets, such as Defense, Emission Control Auto Catalysts and Alternative Fuel. We continue to invest for future growth, including in product innovation, commercial excellence and talent development.”

Third Quarter 2019 Segment Results
(based on year-over-year comparisons unless otherwise noted)

Elektron Segment

•
Net sales of $52.9 million decreased 20.9% from $66.9 million. Foreign currency reduced sales by $1.2 million, or 1.8%, while the divestment of the Czech recycling operations negatively impacted sales by $4.4M, or 6.6%. The sales decrease was driven by lower shipments of SoluMag® alloy, as well as general industrial softness.

•	Adjusted EBITDA decreased 37.7% to $10.4 million (19.7% of sales) from $16.7 million (25.0% of sales).

Gas Cylinders Segment

•
Net sales of $54.2 million decreased 12.9% from $62.2 million. Continued growth in alternative fuel cylinder products offset lower sales of industrial aluminum cylinders and Superform products for European luxury automobiles. Foreign currency reduced sales by $1.6 million, or 2.6%.

•	Adjusted EBITDA remained unchanged at $6.3 million and margin increased by 150 basis points to 11.6% as cost savings offset the impact of lower sales.

Capital Resources and Liquidity

Net cash flow before financing was an outflow of $1.2 million, compared to an inflow of $14.2 million year-over-year. As expected, notable cash outflows resulted from the closure of the French cylinder manufacturing facility as part of the Company’s transformation plan. As of September 29, 2019, the Company had net debt of $93.7 million, with a net debt to EBITDA ratio of 1.3x.

“While the restructuring cash outflow was expected, the cash conversion for the third quarter was disappointing, as we were unable to lower our working capital fast enough to match lower sales,” stated Mr. Maskara. “We have taken immediate steps to mitigate the impact of lower sales volume and expect to deliver better cash conversion in the fourth quarter,” continued Maskara.

2019 Outlook

Given the current macro environment and the impact of slowing SoluMag® demand, the Company now expects its 2019 adjusted EPS to be within the range of $1.41 to $1.47, versus the prior expectation of $1.66 to $1.72. In addition, cost reductions are expected to partially offset the impact of lower sales in the industrial end market.

Conference Call Information

Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Time on Thursday, October 31, 2019, during which management will provide a review of the Company’s results for the third quarter. U.S. participants may access the conference call by telephoning +1-877-341-8545. U.K. participants may call 0-800-028-8438. Participants from other countries may call +1-908-982-4601. The participant conference ID code is 3398257. The following link provides access to a webcast of the conference call audio and slides:
https://event.webcasts.com/starthere.jsp?ei=1240765&tp_key=cb11388725

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, call +1-800-585-8367 in the U.S., 0-800-917-2646 in the U.K. and +1-404-537-3406 in other countries. Enter conference ID code 3398257 when prompted. Slides used in the presentation and a recording of the call will also be available in the investor relations section of the Luxfer website at www.luxfer.com.

Non-GAAP Financial Measures

Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and to understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services we offer, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which we operate; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) our ability to protect our intellectual property; and (viii) the significant amount of indebtedness we have incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections “Forward-Looking Statements” and “Risk factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, that was filed with the U.S. Securities and Exchange Commission on March 11, 2019. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.
About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical knowhow and proprietary technologies. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Cassandra Stanford
Communications Specialist
+1 414-269-5319
Investor.relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Third Quarter		Year-to-date
In millions, except share and per-share data	2019	2018	2019	2018
Net sales	$107.1	$129.1	$344.0	$377.0
Cost of goods sold	(81.9)	(95.1)	(257.7)	(279.1)
Gross profit	25.2	34.0	86.3	97.9
Selling, general and administrative expenses	(11.8)	(15.2)	(42.6)	(47.2)
Research and development	(1.5)	(2.0)	(4.5)	(5.5)
Restructuring charges	(2.6)	(1.1)	(24.3)	(2.1)
Impairment charges	—	—	0.2	—
Acquisition and disposal related costs	—	—	(1.7)	—
Other charges	(2.7)	—	(2.7)	—
Operating income	6.6	15.7	10.7	43.1
Interest expense	(1.3)	(1.3)	(3.5)	(4.0)
Interest income	—	0.1	—	0.3
Defined benefit pension credit	0.6	1.3	1.7	3.9
Income before income taxes and equity in net income of affiliates	5.9	15.8	8.9	43.3
Provision for income taxes	(0.6)	(3.5)	(4.1)	(9.9)
Income before equity in net income of affiliates	5.3	12.3	4.8	33.4
Equity income / (loss) of affiliates (net of tax)	0.5	(0.1)	0.7	0.1
Net income	$5.8	$12.2	$5.5	$33.5

Earnings per share
Basic	$0.21	$0.46	$0.20	$1.26
Diluted	$0.21	$0.44	$0.20	$1.22
Weighted average ordinary shares outstanding
Basic	27,393,743	26,773,064	27,243,638	26,614,646
Diluted	27,869,416	27,657,093	27,843,525	27,507,527

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 29,	December 31,
In millions, except share and per-share data	2019	2018
Current assets
Cash and cash equivalents	$11.9	$13.8
Restricted cash	0.2	0.3
Accounts and other receivables, net of allowances of $1.8 and $2.4, respectively	73.1	62.7
Inventories	96.2	93.6
Other current assets	5.9	10.7
Total current assets	$187.3	$181.1
Non-current assets
Property, plant and equipment, net	$101.5	$106.9
Right-of-use assets from operating leases	15.1	18.4
Goodwill	66.4	67.6
Intangibles, net	13.4	14.6
Deferred tax assets	16.5	18.6
Investments and loans to joint ventures and other affiliates	2.2	1.6
Total assets	$402.4	$408.8
Current liabilities
Current maturities of long-term debt and short-term borrowings	$—	$3.5
Accounts payable	35.2	36.9
Accrued liabilities	25.4	33.8
Taxes on income	0.1	1.6
Other current liabilities	11.8	15.4
Total current liabilities	$72.5	$91.2
Non-current liabilities
Long-term debt	$105.6	$73.6
Pensions and other retirement benefits	28.6	40.0
Deferred tax liabilities	3.0	3.5
Other non-current liabilities	13.5	16.2
Total liabilities	$223.2	$224.5
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2019 and 2018; issued and outstanding 29,000,000 shares for 2019 and 2018	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized 761,845,318,444; issued and outstanding 761,835,338,444 shares for 2019 and authorized 769,423,688,000; issued and outstanding 769,413,708,000 shares for 2018	149.9	149.9
Additional paid-in capital	67.8	65.6
Treasury shares	(4.0)	(4.3)
Own shares held by ESOP	(1.7)	(2.2)
Retained earnings	90.6	95.3
Accumulated other comprehensive loss	(150.0)	(146.6)
Total shareholders' equity	$179.2	$184.3
Total liabilities and shareholders' equity	$402.4	$408.8

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2019	2018
Operating activities
Net income	$5.5	$33.5
Adjustments to reconcile net income to net cash (used for) / provided by operating activities
Equity income of unconsolidated affiliates	(0.7)	(0.1)
Depreciation	10.4	13.6
Amortization of purchased intangible assets	0.9	0.9
Loss on disposal of property, plant and equipment	—	0.2
Amortization of debt issuance costs	0.3	0.4
Share-based compensation charges	4.0	3.1
Deferred income taxes	1.5	9.9
Gain on disposal of business	(2.9)	—
Asset impairment charges	4.8	—
Pension and other post-retirement expense / (credit)	2.2	0.6
Defined benefit pension contributions	(5.7)	(6.1)
Defined contribution pension and other post-retirement contributions	(3.5)	(3.9)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(7.2)	(5.3)
Inventories	(3.8)	(15.6)
Other current assets	(1.9)	1.2
Accounts payable	(4.8)	7.7
Accrued liabilities	(8.2)	7.6
Other current liabilities	(2.2)	(2.7)
Other non-current assets and liabilities	(2.3)	(5.1)
Net cash (used for) / provided by operating activities	$(13.6)	$39.9
Investing activities
Capital expenditures	$(10.3)	$(8.2)
Proceeds from sale of property, plant and equipment	1.2	—
Proceeds from sale of businesses	4.6	—
Investments in unconsolidated affiliates	—	0.8
Acquisitions, net of cash acquired	—	(0.5)
Net cash used for investing activities	$(4.5)	$(7.9)
Financing activities
Net repayments of short-term borrowings	$(3.5)	$(19.2)
Net drawdown / (repayment) of long-term borrowings	31.7	(6.1)
Deferred consideration paid	(0.5)	—
Proceeds from sale of shares	3.3	6.3
Share-based compensation cash paid	(4.3)	(7.0)
Dividends paid	(10.2)	(10.0)
Net cash from / (used for) financing activities	$16.5	$(36.0)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	(0.4)
Net decrease	$(2.0)	$(4.4)
Cash, cash equivalents and restricted cash; beginning of year	14.1	13.3
Cash, cash equivalents and restricted cash; end of the Third Quarter	12.1	8.9

Supplemental cash flow information:
Interest payments	$3.5	$3.8
Income tax payments	6.6	2.8

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2019	2018	2019	2018	2019	2018	2019	2018
Gas Cylinders segment	$54.2	$62.2	$170.7	$181.9	$6.3	$6.3	$17.9	$17.3
Elektron segment	52.9	66.9	173.3	195.1	10.4	16.7	37.5	46.3
Consolidated	$107.1	$129.1	$344.0	$377.0	$16.7	$23.0	$55.4	$63.6

	Depreciation and amortization				Restructuring charges
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2019	2018	2019	2018	2019	2018	2019	2018
Gas Cylinders segment	$1.3	$1.9	$4.1	$5.8	$2.3	$—	$19.5	$0.1
Elektron segment	2.3	2.8	7.2	8.7	0.3	1.1	4.8	2.0
Consolidated	$3.6	$4.7	$11.3	$14.5	$2.6	$1.1	$24.3	$2.1

	Third Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted EBITDA	$16.7	$23.0	$55.4	$63.6
Other share-based compensation charges	(0.6)	(1.2)	(4.0)	(3.1)
Loss on disposal of property, plant and equipment	—	(0.2)	—	(0.2)
Depreciation and amortization	(3.6)	(4.7)	(11.3)	(14.5)
Unwind discount on deferred consideration	(0.1)	(0.2)	(0.2)	(0.5)
Restructuring charges	(2.6)	(1.1)	(24.3)	(2.1)
Fair value adjustment to held-for-sale assets	—	—	0.2	—
Acquisition and disposal related gains / (costs)	—	—	(1.7)	—
Other charges (4)	(2.7)	—	(2.7)	—
Defined benefits pension mark-to-market gain	0.6	1.3	1.7	3.9
Interest expense, net	(1.3)	(1.2)	(3.5)	(3.7)
Provision for income taxes	(0.6)	(3.5)	(4.1)	(9.9)
Net income	$5.8	$12.2	$5.5	$33.5

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Third Quarter		Year-to-date
In millions except per share data	2019	2018	2019	2018
Net income / (loss)	$5.8	$12.2	$5.5	$33.5
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	0.1	0.2	0.2	0.5
Amortization on acquired intangibles	0.3	0.3	0.9	0.9
Acquisitions and disposals	—	—	1.7	—
Defined benefit pension credit	(0.6)	(1.3)	(1.7)	(3.9)
Restructuring charges	2.6	1.1	24.3	2.1
Impairment charges	—	—	(0.2)	—
Other charges	2.7	—	2.7	—
Share-based compensation charges	0.6	1.2	4.0	3.1
Income tax on adjusted items	(1.5)	(0.3)	(3.8)	(0.6)
Adjusted net income	$10.0	$13.4	$33.6	$35.6

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.21	$0.44	$0.20	$1.22
Impact of adjusted items	0.15	0.04	1.01	0.08
Adjusted diluted earnings per ordinary share	$0.36	$0.48	$1.21	$1.29
ADJUSTED EBITDA (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted net income	$10.0	$13.4	$33.6	$35.6
Add back:
Income tax on adjusted items	1.5	0.3	3.8	0.6
Provision for income taxes	0.6	3.5	4.1	9.9
Net finance costs	1.3	1.2	3.5	3.7
Adjusted EBITA	$13.4	$18.4	$45.0	$49.8
Loss on disposal of PPE	—	0.2	—	0.2
Depreciation	3.3	4.4	10.4	13.6
Adjusted EBITDA	$16.7	$23.0	$55.4	$63.6
ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2019	2018	2019	2018
Adjusted net income	$10.0	$13.4	$33.6	$35.6
Add back:
Income tax on adjusted items	1.5	0.3	3.8	0.6
Provision for income taxes	0.6	3.5	4.1	9.9
Adjusted income before income taxes	$12.1	$17.2	$41.5	$46.1
Adjusted provision for income taxes	2.1	3.8	7.9	10.5
Adjusted effective tax rate	17.4%	22.1%	19.0%	22.8%

LUXFER HOLDINGS PLC
HISTORICAL SUPPLEMENTAL DATA EXCLUDING CZECH DIVESTMENT (UNAUDITED)

Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
Gas Cylinders Segment	59.3	60.4	62.2	56.2	238.1	58.4	58.1	54.2	170.7
Elektron Segment	55.1	63.0	62.5	50.8	231.4	57.5	55.3	52.9	165.7
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	336.4

Czech	5.3	4.8	4.4	3.9	18.4	4.5	3.1	—	7.6
	119.7	128.2	129.1	110.9	487.9	120.4	116.5	107.1	344.0

Adjusted EBITDA
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
Gas Cylinders Segment	6.0	5.0	6.3	6.1	23.4	4.5	7.1	6.5	18.1
Elektron Segment	13.0	16.3	16.7	9.5	55.5	13.8	13.2	10.5	37.5
Total excl. Czech	19.0	21.3	23.0	15.6	78.9	18.3	20.3	17.0	55.6

Czech	0.2	0.1	—	0.4	0.7	0.2	(0.1)	—	0.1
	19.2	21.4	23.0	16.0	79.6	18.5	20.2	17.0	55.7

Geographic Region Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
US	62.2	65.9	67.2	53.8	249.1	60.3	62.6	58.0	180.9
UK	11.6	11.7	13.1	11.1	47.5	11.4	9.0	7.9	28.3
Germany	6.7	5.4	6.6	7.0	25.7	5.5	3.7	4.2	13.4
Italy	5.1	4.7	6.8	6.2	22.8	6.3	5.0	5.1	16.4
France	4.9	4.1	3.9	4.1	17.0	5.2	4.2	3.5	12.9
Top 5 Countries	90.5	91.8	97.6	82.2	362.1	88.7	84.5	78.7	251.9
ROE	7.3	9.4	7.4	7.7	31.8	11.4	9.8	8.6	29.8
Asia	10.6	15.8	14.3	12.3	53.0	11.6	12.7	13.0	37.3
Other	6.0	6.4	5.4	4.8	22.6	4.2	6.4	6.8	17.4
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	336.4

Disaggregated Net Sales
	2018					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
General industrial	41.4	46.4	51.7	35.1	174.6	43.7	39.5	39.1	122.3
Transportation	28.8	34.5	34.7	35.4	133.4	35.5	38.2	32.7	106.4
Defense and emergency	36.8	33.2	30.7	28.0	128.7	29.2	30.9	29.3	89.4
Healthcare	7.4	9.3	7.6	8.5	32.8	7.5	4.8	6.0	18.3
Total excl. Czech	114.4	123.4	124.7	107.0	469.5	115.9	113.4	107.1	336.4